Exhibit 99.2

 Compuware Corporation
One Campus Martius
Detroit, Michigan 48226-5099

October 21, 2014

Dear Shareholder of Compuware Corporation:
We are pleased to send you this Information Statement regarding the distribution of our interest in Covisint Corporation. The Information Statement provides you with important information concerning:
•	the U.S. federal income tax treatment to you of the distribution of the shares of common stock of Covisint Corporation,
•	how we determined the number of shares you will receive,
•	how fractional shares will be treated,
•	a brief description of the background and business of Covisint Corporation, and
•	how you can obtain additional information about these matters.
We believe that the distribution will benefit Compuware Corporation, Covisint Corporation and our shareholders. Thank you for your investment in Compuware Corporation.

Sincerely,

Robert C. Paul
President and Chief Executive Officer

INFORMATION STATEMENT
__________________________
Spin-off of Shares of Covisint Corporation Through the Distribution by Compuware Corporation of an Aggregate of 31,384,920 Shares of the Common Stock of Covisint Corporation
We are sending you this Information Statement because we are distributing all of our shareholder interest in Covisint Corporation (“Covisint”) in a pro rata spin-off (the “Distribution”) that is expected to be taxable for U.S. federal income tax purposes. In the Distribution, Compuware Corporation (us or “Compuware”) will distribute 31,384,920 shares of common stock of Covisint Corporation (“Covisint”) on the shares of our common stock outstanding on October 20, 2014 (the “Record Date”) and the shares of our common stock deliverable under restricted stock units relating to our common stock (“RSUs”) outstanding on the Record Date.   Holders of our common stock will receive 0.14025466 shares of Covisint common stock in the Distribution as a dividend on each outstanding share of Compuware common stock they own at the close of business on the Record Date.  Holders of RSUs will receive a distribution of 0.14025466 shares of Covisint common stock in the Distribution with respect to each share of Compuware common stock deliverable under the RSUs they hold at the close of business on the Record Date.  Except as specifically stated herein, this Information Statement does not address the distribution of Covisint common stock to holders of RSUs. The distribution of the Covisint common stock in the Distribution will be payable to our shareholders on October 31, 2014 (the “Distribution Date”).
We believe that the Distribution generally will be taxable to our shareholders for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences of the Distribution’’ below.
You are urged to consult your own tax advisor to determine the particular tax consequences of the Distribution to you, including the effect of any federal, state, local or foreign income and any other tax laws.
On October 1, 2013, Covisint completed an initial public offering of 7,360,000 shares of its common stock.  Upon the completion of the initial public offering, Compuware owned shares of Covisint’s common stock representing approximately 80.3% of its total outstanding shares of common stock.  On October 10, 2014, our Board of Directors authorized the distribution to our shareholders and to our RSU holders of an aggregate of 31,384,920 shares of Covisint common stock as a pro rata dividend on shares of Compuware common stock outstanding at the close of business on the Record Date and the shares of our common stock deliverable under RSUs outstanding at the close of business on the Record Date.  Following the Distribution, we will no longer own any shares of Covisint common stock (except for certain shares of Covisint common stock to be delivered to certain RSU holders after the Distribution Date).
After the Distribution, Covisint common stock will continue to be traded on the NASDAQ Global Select Market under the symbol “COVS”.
As previously announced, Compuware and Thoma Bravo, LLC have announced that Compuware would merge with an affiliate of Thoma Bravo, LLC (the “Merger”).  The Merger will occur pursuant to that certain Agreement and Plan of Merger by and among Compuware, Project Copper Holdings, LLC and Project Copper Merger Corp., dated as of September 2, 2014 (“Merger Agreement”).  Assuming that the Merger is completed as contemplated by the Merger Agreement, it is expected that the dividend of Covisint common stock will constitute a distribution that is taxable both to Compuware and our shareholders for U.S. federal income tax purposes.  In anticipation of the completion of the Merger, we intend to treat the Distribution as a taxable distribution to our shareholders for U.S. federal income tax purposes, including for purposes of the U.S. federal tax withholding rules.  Accordingly, the amount of the Distribution otherwise payable to certain Compuware shareholders, including non-U.S. shareholders, will be reduced in connection with any applicable withholding taxes. See “Material U.S. Federal Income Tax Consequences of the Distribution” below. You are urged to consult your own tax advisor to determine the particular tax consequences of the Distribution to you in your specific circumstances, including the applicability and effect of any federal, state, local and foreign tax laws.

No vote of Compuware shareholders is required in connection with the Distribution. Therefore, you are not required to take any action. We are sending you this Information Statement, which contains additional information about the terms of the Distribution, Covisint and Covisint common stock for your information only. If you would like more information, please call our transfer and disbursing agent, Computershare Trust Company, N.A., toll free at (877) 373-6374. Shareholders outside the United States and Canada should call (781) 575-2879.
Neither the Securities and Exchange Commission nor any state securities regulator has approved the Covisint common stock to be distributed to you pursuant to the Distribution or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.
The date of this Information Statement is October 21, 2014.

INFORMATION ABOUT THE DISTRIBUTION
The Distribution
On October 10, 2014, our Board of Directors authorized the distribution to our shareholders and RSU holders of an aggregate of 31,384,920 shares of Covisint common stock on the Distribution Date as a pro rata dividend on shares of Compuware common stock and the shares of our common stock deliverable under RSUs outstanding at the close of business on October 20, 2014, the Record Date.
On October 31, 2014, the Distribution Date, holders of Compuware common stock will receive 0.14025466 shares of Covisint common stock as a dividend on each outstanding share of Compuware common stock they own at the close of business on the Record Date, calculated as described below. You will not be required to pay any cash or other consideration for the shares of Covisint common stock distributed to you or to surrender or exchange your shares of Compuware common stock to receive the dividend of Covisint common stock. The Distribution will not affect the number of outstanding shares of Compuware common stock held by any shareholder, nor will it affect the rights of holders of Compuware common stock.
The Number of Shares You Will Receive
If you are the record holder of Compuware common stock at the close of business on the Record Date, you will be entitled to receive shares of Covisint common stock in the Distribution. The number of shares of Covisint common stock that you will be entitled to receive will equal the quotient obtained by dividing (i) the total number of shares of Covisint common stock to be distributed in the Distribution by (ii) the sum of (A) the total number of shares of Compuware common stock outstanding at the close of business on the Record Date plus (B) the total number of shares of Compuware common stock deliverable under RSUs outstanding at the close of business on the Record Date, multiplied by the total number of shares of Compuware common stock you hold at the close of business on the Record Date. As discussed below, fractional shares will not be issued in the Distribution and instead shareholders will receive an amount in cash for such fractional interest. If applicable, shares of Covisint common stock may be withheld in respect of withholding taxes.  See “Material U.S. Federal Income Tax Consequences of the Distribution.”
The following equation determines the number of shares of Covisint common stock you will receive for each share of Compuware common stock you hold at the close of business on the Record Date:
Total number of shares of Covisint common stock to be distributed	=	31,384,920	=	0.14025466
Total number of shares of Compuware common stock outstanding at the close of business on the Record Date and shares of Compuware common stock deliverable under RSUs outstanding at the close of business on the Record Date		223,770,967
Based on the number of shares of Compuware common stock outstanding at the close of business on the Record Date and shares of Compuware common stock deliverable under RSUs outstanding at the close of business on the Record Date, you will receive 0.14025466 shares of Covisint common stock for each share of Compuware common stock for which you are the record holder at the close of business on the Record Date. The distributed shares of Covisint common stock will be fully paid and non-assessable and will have no pre-emptive rights.

Trading Between the Ex-Dividend Date and Distribution Date
Beginning on October 16, 2014 (the “ex-dividend date”), and continuing through the close of trading on the NASDAQ Global Select Market (“NASDAQ”) on October 31, 2014, the Distribution Date, the following markets will exist in Compuware and Covisint common stock (each of which will be traded on the NASDAQ):
•
Compuware common stock “regular way” market (NASDAQ: CPWR): Shares of Compuware common stock that will continue to trade in the regular way market, the same market in which they are currently traded.  Beginning October 16, 2014, trades in Compuware common stock will not include any entitlement to shares of Covisint common stock to be distributed pursuant to the Distribution.  Holders of shares of Compuware common stock who sell Compuware shares, from and after the October 16, 2014 ex-dividend date and through the October 31, 2014 Distribution Date, will retain their right to receive Covisint shares, unless they separately sell such right in the Covisint “additional shares when issued” market (see below).

•
Covisint common stock “regular way” market (NASDAQ: COVS): The regular way market is the same market for Covisint common stock that has been in existence since Covisint commenced its initial public offering of common stock in September 2013.

•
Covisint common stock “additional shares when issued” market (NASDAQ: COVSV): The additional shares when issued market for Covisint common stock relates to the shares of Covisint common stock that will be distributed to Compuware shareholders on the Distribution Date. Holders of Compuware shares entitled to receive shares of Covisint common stock in the Distribution may separately sell their entitlement to the shares of Covisint common stock beginning October 16, 2014 through October 31, 2014, in the Covisint common stock additional shares when issued trading market.

All trades in the “regular way” markets will settle on the third trading day after the trade date.  All trades in the Covisint “additional shares when issued” market will settle on November 6, 2014, irrespective of the trade date.
Covisint common stock currently trades on the NASDAQ under the symbol “COVS”.
You are encouraged to consult with your financial advisors regarding the specific implications of selling Compuware common stock and Covisint common stock before the Distribution Date.
When and How You Will Receive the Dividend
We will pay the dividend on the Distribution Date by releasing 31,384,920 shares of Covisint common stock to be distributed in the Distribution to our transfer and disbursing agent.  On October 31, 2014, the transfer and disbursing agent will cause the shares of Covisint common stock to which you are entitled to be registered in your name or in the “street name” of your bank or brokerage firm. Following the Distribution, we will retain no shares of Covisint common stock (except for certain shares of Covisint common stock to be delivered to certain RSU holders after the Distribution Date).
Registered Holders. If you are the registered holder of Compuware common stock and hold your Compuware common stock either in physical form or in book entry form, the shares of Covisint common stock distributed to you will be registered in your name and you will become the record holder of that number of shares of Covisint common stock.

“Street Name” Holders.  Many Compuware shareholders have their Compuware common stock held in an account with a bank or brokerage firm. If this applies to you, that bank or brokerage firm is the registered holder that holds the shares on your behalf.  The Covisint common stock being distributed will be registered in the “street name” of your bank or broker, who in turn will then electronically credit your account for the shares of Covisint common stock, respectively, that you are entitled to receive in the Distribution. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your shares of Covisint common stock posted to your account.
Fractional Shares.  Fractional shares of Covisint common stock will not be distributed in the Distribution. Instead, our transfer and disbursing agent will (i) sell such fractional shares of Covisint common stock in an orderly manner after the Distribution Date in the open market and (ii) distribute the pro rata portion of the net proceeds from such sales of Covisint common stock to each shareholder of Compuware who would otherwise have received a fractional share of Covisint common stock.  We currently estimate that it will take approximately one week after the Distribution for our transfer and disbursing agent to effect these sales and mail checks for fractional share payments to our shareholders, which checks will be attached to the distribution statements for Covisint common stock described below under “Direct Registration System.” No interest will accrue on the amount of any payment made in lieu of the distribution of a fractional share.
Direct Registration System. Covisint common stock will be issued as uncertificated shares registered in book entry form through the direct registration system. No certificates representing your shares of Covisint common stock will be mailed to you in the ordinary course. Under the direct registration system, instead of receiving stock certificates, you will receive a distribution statement reflecting your ownership interest in shares of Covisint common stock. The Covisint transfer agent and registrar, Computershare Trust Company, N.A., will begin mailing distribution statements reflecting your ownership of shares of Covisint common stock promptly after the Distribution. When you receive your first account statement, you will receive information explaining the direct registration system and detailing the various options of this form of ownership. We currently estimate that it will take approximately one week from the Distribution for the Covisint transfer agent and registrar to complete these mailings, which will include the checks for any fractional share payments described above under “Fractional Shares.”
Material U.S. Federal Income Tax Consequences of the Distribution
General
The following is a summary of the material U.S. federal income tax consequences to holders of shares of Compuware common stock in connection with the Distribution. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder and judicial and administrative interpretations thereof, in effect as of the date hereof, and all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the tax consequences described below.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Compuware common stock that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

A “Non-U.S. Holder” is any beneficial owner of Compuware common stock that is neither a “U.S. Holder” nor a partnership for U.S. federal income tax purposes.
This summary does not discuss all tax considerations that may be relevant to holders in light of their particular circumstances, nor does it address the consequences to holders subject to special treatment under the U.S. federal income tax laws, such as:
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	dealers or brokers in securities, commodities or currencies;
•	tax-exempt organizations;
•	banks, insurance companies or other financial institutions;
•	mutual funds;
•	regulated investment companies and real estate investment trusts;
•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	holders who hold individual retirement or other tax-deferred accounts;
•	holders who acquired shares of Compuware common stock pursuant to the exercise of employee stock options or otherwise as compensation;
•	holders who hold Compuware common stock as part of a hedge, appreciated financial position, straddle, constructive sale, conversion transaction or other risk reduction transaction;
•	traders in securities who elect to apply a mark-to-market method of accounting;
•	U.S. holders who have a functional currency other than the U.S. dollar;
•	holders who are subject to the alternative minimum tax; or
•	partnerships or other pass-through entities or investors in such entities.
This summary does not address the U.S. federal income tax consequences to Compuware shareholders who do not hold shares of Compuware common stock as a capital asset, nor does this summary address the tax consequences of the ownership or disposition of the Covisint common stock received in the Distribution.  Moreover, this summary does not address any state, local or foreign tax consequences or any estate, gift or other non-income tax consequences.  If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds shares of Compuware common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership.  A partner in a partnership holding Compuware common stock should consult its own tax advisor as to the tax consequences of the Distribution.  This summary also does not address the U.S. federal income tax consequences to holders of Compuware RSUs who receive shares of Covisint common stock in the Distribution.
Compuware shareholders will not receive any cash in the Distribution (other than cash in lieu of fractional shares of Covisint common stock).
EACH COMPUWARE SHAREHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE DISTRIBUTION.
The Merger and the Tax Treatment of the Distribution

Assuming the Merger is completed as contemplated by the Merger Agreement, the receipt of Covisint common stock by holders of Compuware common stock in the Distribution is expected to be taxable for U.S. federal income tax purposes. In anticipation of the completion of the Merger, Compuware intends to treat the Distribution as a taxable dividend to its shareholders for U.S. federal income tax purposes, including for withholding tax purposes.  Accordingly, as described below, the amount of Covisint common stock otherwise distributable may be reduced in respect of U.S. federal income tax withholding, and U.S. federal backup withholding may apply if certain certification requirements are not met.
If, however, the Merger Agreement is terminated and the Merger is not completed, and certain other conditions are met, Compuware intends to take the position that the Distribution is tax-free to Compuware and its shareholders for U.S. federal income tax purposes under Section 355 of the Code.  If the Distribution is tax-free under Section 355 of the Code, the tax consequences of the Distribution to holders of Compuware common stock would differ materially from those described herein, including with respect to a holder’s tax basis in its Compuware common stock and in the Covisint common stock received in the Distribution, the holder’s holding period in the Covisint common stock received in the Distribution, and the holder’s timing, amount and recognition of income, gain or loss for U.S. federal income tax purposes.  Furthermore, in the event the Distribution is determined to be tax-free, shareholders might be required to amend previously filed tax returns, file new or amended tax returns with the U.S. Internal Revenue Service (the “IRS”) in order to obtain a refund of taxes previously paid, including withholding taxes, or pay additional taxes.  Any such refunds, if successfully obtained, would generally consist of cash (and would not consist of shares of Covisint common stock withheld in the Distribution).
In the event the Merger Agreement is terminated and the Merger is not completed, Compuware will provide additional disclosure to its shareholders who received Covisint common stock in the Distribution regarding the material U.S. federal income tax consequences of the Distribution to U.S. Holders and Non-U.S. Holders taking into account the termination of the Merger Agreement, including whether the Distribution may be tax-free under Section 355 of the Code. The remainder of the discussion regarding tax consequences to U.S. Holders and Non-U.S. Holders assumes that the Distribution will be taxable.
Tax Consequences to U.S. Holders
Each U.S. Holder will be treated as receiving a taxable distribution in an amount equal to the fair market value on the date of the Distribution of (i) the Covisint common stock received plus (ii) the fractional share of Covisint common stock sold by the distribution agent on such U.S. Holder’s behalf.  This distribution generally would be treated first as a taxable dividend to the extent of the U.S. Holder’s pro rata share of Compuware’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a non-taxable return of capital to the extent of the U.S. Holder’s basis in the Compuware common stock, and finally as capital gain from the sale or exchange of Compuware common stock with respect to any remaining value.  Based on the amount of Compuware’s earnings and profits, Compuware expects the full amount of this distribution to be treated as a dividend for U.S. federal income tax purposes.
Dividends received by individual U.S. Holders generally should qualify for reduced tax rates so long as certain holding period requirements are met.  Dividends received by corporate holders may be eligible for the dividends received deduction if the U.S. Holder is an otherwise qualifying corporate holder that meets the holding period and certain other requirements for the dividends received deduction.  This distribution may be considered an “extraordinary dividend” under the U.S. federal income tax rules depending on the facts and circumstances of the U.S. Holder, which may affect a corporate U.S. Holder’s basis in its Covisint common stock.  A noncorporate U.S. Holder that receives an extraordinary dividend and later sells its underlying shares at a loss will be treated as realizing a long-term capital loss, regardless of its holding period in the shares, to the extent of the extraordinary dividend.

A U.S. Holder’s tax basis in the Covisint common stock received in the Distribution generally will equal the fair market value on the date of the Distribution of such common stock received, and the holding period in the Covisint common stock will begin the day after the Distribution. A U.S. Holder will have a basis in the fractional share of Covisint common stock that is to be sold by the distribution agent on such U.S. Holder’s behalf equal to the fair market value of such fractional share on the date of the Distribution. Upon the sale of such fractional share by the distribution agent on behalf of a U.S. Holder, such U.S. Holder generally will recognize short-term capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount realized and the U.S. Holder’s basis in the fractional share.
Tax Consequences to Non-U.S. Holders
Each Non-U.S. Holder will be treated as receiving a taxable distribution in an amount equal to the fair market value on the date of the Distribution of (i) the Covisint common stock received plus (ii) the fractional share of Covisint common stock sold by the distribution agent on such Non-U.S. Holder’s behalf.  This distribution generally would be treated first as a taxable dividend to the extent of the Non-U.S. Holder’s pro rata share of Compuware’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a non-taxable return of capital to the extent of the Non-U.S. Holder’s basis in the Compuware common stock, and finally as capital gain from the sale or exchange of Compuware common stock with respect to any remaining value.  Based on the amount of Compuware’s earnings and profits, Compuware expects the full amount of this distribution to be treated as a dividend for U.S. federal income tax purposes.
Accordingly, it is anticipated that Non-U.S. Holders generally will be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the full amount of this distribution.  Even if a Non-U.S. Holder is eligible for a lower treaty rate, dividend payments will generally be subject to withholding at a 30% rate (rather than the lower treaty rate) unless the Non-U.S. Holder provides a valid IRS Form W-8BEN or W-8BEN-E (or applicable successor form) certifying such holder’s qualification for the reduced rate. If a Non-U.S. Holder holds the stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries.  Non-U.S. Holders who do not timely provide the applicable withholding agent with the required certification, but who qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Subject to the discussions below regarding backup withholding, if the Covisint common stock distributed to a Non-U.S. Holder in the Distribution is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from U.S. federal withholding tax.  To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or applicable successor form), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.  If the Covisint common stock received by a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the fair market value on the date of the Distribution of the Covisint common stock distributed (including any Covisint common stock withheld in respect of U.S. federal withholding tax) generally will be subject to U.S. federal income tax on a net income basis in the same manner as if such holder were a U.S. Holder.  A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) of all or a portion of its effectively connected earnings and profits for the taxable year.

Any withholding tax with respect to the Distribution must be remitted in cash to the IRS.  A Non-U.S. Holder’s broker or other applicable withholding agent may obtain the funds necessary to remit such withholding tax by selling (on the non-U.S. holder’s behalf) shares of the Covisint common stock that such Non-U.S. Holder would otherwise receive in the Distribution.  Such holder may bear brokerage or other costs for this withholding procedure.  A Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the amounts withheld exceeded the holder’s U.S. tax liability for the year in which the Distribution occurred.
A Non-U.S. Holders should consult its tax advisor regarding its entitlement to benefits and the various rules under applicable tax treaties.
Tax Consequences to Compuware
As described above under “The Merger and the Tax Treatment of the Distribution,” in anticipation of the completion of the Merger, Compuware intends to treat the Distribution as a taxable distribution of the Covisint common stock by Compuware.  Any corporate-level income tax incurred on the Distribution in the event that the Merger is completed will be paid by Compuware. As noted above, if the Merger Agreement is terminated and the Merger is not completed, and certain other conditions are met, Compuware intends to take the position that the Distribution is tax-free to Compuware and its shareholders for U.S. federal income tax purposes under Section 355 of the Code.
Information Reporting and Backup Withholding
In general, the fair market value of the Covisint common stock received by U.S. Holders in the Distribution will be reported to the IRS unless the holder is an exempt recipient.  Backup withholding, at a rate of 28%, may apply unless the U.S. Holder (1) is an exempt recipient or (2) provides a certificate (generally on an IRS Form W- 9) containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. person and is not subject to backup withholding.
Any backup withholding tax with respect to the Distribution must be remitted in cash to the IRS.  A U.S. Holder’s broker or other applicable withholding agent may obtain the funds necessary to remit such withholding tax by selling (on the U.S. holder’s behalf) shares of the Covisint common stock that such U.S. Holder would otherwise receive in the Distribution.  Such holder may bear brokerage or other costs for this withholding procedure.
A Non-U.S. Holder will not be subject to backup withholding with respect to the Covisint common stock received in the Distribution, provided the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN or W-8ECI or W-8BEN-E, or otherwise establishes an exemption.  However, information returns will be filed with the IRS in connection with the Covisint common stock received by a Non-U.S. Holder in the Distribution, regardless of whether any tax was actually withheld.  Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Withholding taxes may also apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-U.S. entities (including payments to U.S. shareholders that hold shares of Covisint common stock through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, stock paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, in order to avoid the imposition of such withholding, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts to the IRS (or, in some cases, local tax authorities), and withhold 30% on payments it makes to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these provisions may be subject to different rules.

Under the applicable Treasury Regulations and IRS guidance, the withholding provisions described above generally (i) apply to payments of dividends, and (ii) will apply to payments of gross proceeds from a sale or other disposition of our capital stock on or after January 1, 2017. Based on the amount of Compuware’s earnings and profits, Compuware expects the full amount of this distribution to be treated as a dividend for U.S. federal income tax purposes.  You should consult your tax advisor regarding these withholding provisions.
THE FOREGOING IS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION TO HOLDERS OF COMPUWARE COMMON STOCK UNDER CURRENT LAW. THE FOREGOING DOES NOT PURPORT TO ADDRESS ALL U.S. FEDERAL INCOME TAX CONSEQUENCES OR TAX CONSEQUENCES THAT MAY ARISE UNDER THE TAX LAWS OR THAT MAY APPLY TO PARTICULAR CATEGORIES OF HOLDERS. EACH HOLDER OF COMPUWARE COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO SUCH HOLDER, INCLUDING THE APPLICATION OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE. EACH HOLDER OF COMPUWARE COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE CONSEQUENCES TO SUCH HOLDER IN THE EVENT THAT THE DISTRIBUTION IS DETERMINED TO BE TAX-FREE UNDER SECTION 355 OF THE CODE.
INFORMATION ABOUT COVISINT CORPORATION
Overview of Covisint
Covisint is a leading cloud engagement platform for enabling organizations to securely connect, engage and collaborate with large, distributed communities of customers, business partners and suppliers. Covisint’s platform allows global organizations with complex external business relationships to create, streamline and automate external mission-critical business processes that involve the secure exchange of and access to critical information from multiple sources. Covisint’s customers deploy its platform to deliver on current and new business initiatives, enhance competitiveness, create new revenue opportunities, increase customer retention and lower operating costs.
Covisint believes a wide variety of organizations will benefit from using its cloud-based technologies to meet its external collaboration requirements with its customers, business partners and suppliers.  Covisint believes there is a growing available market for its technologies. Covisint believes the use of its solutions and the development of its markets are at very early stages and that it is important that it builds brand awareness, develop strategic partners and invests in its platform, vertical solutions, infrastructure and sales and marketing to maintain and extend its leadership in the cloud-based services market.

Covisint’s principal executive offices are located at One Campus Martius, Detroit, Michigan, 48226. General information about Covisint can be obtained by visiting its corporate website at www.covisint.com.  The information on the Covisint website is not part of this information statement.
Background of the Separation of Covisint from Compuware
Covisint Corporation’s predecessor, Covisint LLC, was founded in February 2000 by a consortium of global automotive manufacturers to improve their ability to collaborate and transact with thousands of suppliers worldwide and reduce the cost of procuring components and materials. The consortium made a significant investment in the development of a robust, highly-secure cloud-based business-to-business network for automotive supply chains that included messaging, portal and web services technology. In March 2004, Compuware purchased substantially all of the assets of Covisint LLC including its name and messaging, portal and web services technology. As an operating division of Compuware, Covisint has extended its platform through continual investment and innovation, which has enabled Covisint to expand the platform to other industries with complex external business relationships, like healthcare and energy, as well as expand its range of applications within the automotive industry.  Covisint Corporation was incorporated on April 1, 2008, as a wholly-owned subsidiary of Compuware.
From March 2004 until January 1, 2013, Covisint has operated as one of our divisions.  Effective as of January 1, 2013, we contributed to Covisint Corporation substantially all of the assets and liabilities related to its business.  As a result, since January 1, 2013, the Covisint business has been operating as one of our subsidiaries.  On October 1, 2013, Covisint completed its initial public offering of 7,360,000 shares of its common stock. Upon the completion of the initial public offering, Compuware owned 30,003,000 shares of Covisint’s common stock, representing approximately 80.3% of the total outstanding shares of common stock.  In June 2014, Compuware acquired 1,381,920 additional Covisint shares of Covisint common stock in the open market. Taking into account these open-market purchases and the exercise of compensatory options to acquire Covisint common stock, Compuware owns 31,384,920 shares of Covisint’s common stock as of the Record Date, representing approximately 82.3% of the total outstanding shares of common stock as of the Record Date.
On October 10, 2014, after consultation with financial and other advisors, our Board of Directors authorized the distribution to our shareholders of an aggregate of 31,384,920 shares of Covisint common stock on the Distribution Date as a pro rata dividend on shares of Compuware common stock outstanding at the close of business on the Record Date and the shares of our common stock deliverable under RSUs outstanding at the close of business on the Record Date.  Following the Distribution, we will no longer own any shares of Covisint common stock (except for certain withheld shares of Covisint common stock to be delivered to certain RSU holders after the Distribution Date).

INFORMATION ABOUT COVISINT COMMON STOCK
Under Covisint’s Restated Articles of Incorporation, Covisint’s authorized capital stock of the company is comprised of 50,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value. For a more complete description of Covisint common stock, you should review Covisint’s Restated Articles of Incorporation and Amended and Restated Bylaws. See “Where You Can Find More Information” for instructions on how to obtain these documents.
Covisint common stock currently trades on the NASDAQ under the symbol “COVS”.
Computershare Trust Company, N.A. is the transfer agent and registrar for Covisint’s common stock. You may contact the transfer agent and registrar at the following address: Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078. You can also visit Computershare Trust Company, N.A. on the Internet at www.computershare.com.
WHERE YOU CAN FIND MORE INFORMATION
We are providing this Information Statement to our shareholders to ensure that they have received adequate information regarding the Distribution. The information in this letter is not intended to be complete and does not contain all information that you should consider in connection with the Distribution.
Compuware and Covisint are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and each company files reports with the SEC, including annual reports, quarterly reports as well as other information each such company is required to file pursuant to securities laws.  You may read and copy any reports, statements or other information that Compuware and Covisint files with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.